EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (the “Agreement”) dated for reference October 4, 2017, is made by:

AMERICAN RESOURCES CORPORATION, an Indiana company with an office at 8856 South Street, PO Box 606, Fishers, IN 46038,

(the “Borrower”)

in favour of:

GOLDEN PROPERTIES LTD., a British Columbia company with an office at Suite 500 – 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3,

(the “Lender”).

and related party:

QUEST ENERGY INC., an Indiana company with an office at 8856 South Street, PO Box 606, Fishers, IN 46038

(“Related Party”).

For good and valuable consideration, the Borrower and Related Party covenant and agree with the Lender as follows:

1. LOAN AND PROMISE TO PAY

1.1 Previous Loans Advanced to Borrow. The Lender has previously loaned to the Borrower or the Related Party the principal sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) on October 5, 2016 and the principal sum of One Million Four Hundred Seventy Thousand Dollars ($1,470,000) in a series of loans from July 10, 2017 to September 20, 2017, equaling a total principal sum of One Million Six Hundred Forty-Five Thousand Dollars ($1,645,000) (collectively, the “Prior Loans”). The Prior Loans, plus accrued interest pursuant to their respective Promissory Notes, shall be consolidated into a new Secured Promissory Note that will be incorporated as part of, and governed by, this Agreement and issued by the Borrower in the form of the Secured Promissory Note attached hereto as Exhibit A. The principal and accrued interest, as of the date of this Agreement, which shall be the new principal under the new Note, is $1,674,632.14.

1.2 Additional Loans. The Lender agrees to provide the Borrower with an additional series of loans in the principal amount of up to One Million Eight Hundred Thousand Dollars ($1,800,000.00, the “Additional Loan”, and when combined with previous loans outlined in Section 1.1, collectively the “Loan”) subject to the terms and conditions set out in this Agreement. The Loan will be drawn by way of advances pursuant to the following schedule:

a.	Upon execution of this Agreement: $600,000; plus
b.	Week 1 Following the date of this Agreement: $300,000; plus
c.	Week 2 Following the date of this Agreement: $300,000; plus
d.	Week 3 Following the date of this Agreement: $300,000; plus
e.	Week 4 Following the date of this Agreement: $300,000.

The Loan is non-revolving. All advances of loans made hereunder shall be further evidenced by a Secured Senior Promissory Note (“Note”) in the form attached hereto as Exhibit A.

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1.3 Promise to Pay. The Borrower promises to pay to the Lender the Loan together with interest on the balance of the Loan outstanding from time to time calculated and compounded semi-annually not in advance at the rate of seven percent (7.0%) per annum from the date of advance to the Maturity Date, Event of Default or judgment and interest at the rate of 20% per annum shall be payable after the Maturity Date, Event of Default or judgment. Notwithstanding any other provision of this Agreement, the Lender does not intend to charge, and the Borrower shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Borrower or credited to reduce the outstanding balance of the Loan hereunder.

1.4 Interest. The Borrower shall pay interest accrued on the outstanding balance of the Loan upon the Maturity Date

1.5 Maturity. The Loan will mature (the “Maturity Date”) the earlier of, (1) four (4) calendar months after the date of this Agreement, being February 2, 2018, or (2) upon the closing of a financing of sufficient size to allow the Borrower to pay the outstanding balance of the Loan, together with all accrued but unpaid interest thereon, to the Lender.

1.6 Warrant. Upon execution of this Agreement, Lender will be issued a cashless penny warrant in American Resources Corporation for Sixteen and Thirty-Five one-hundredths percent (16.35%) of the fully-diluted shares outstanding (the “Warrant B-4”), which when combined with the Lender’s existing fully diluted ownership of One and Fifteen One-Hundredths percent (1.15%) through the Series A Preferred, will result in the Lender owning Seventeen and One-Half percent (17.50%) of the fully diluted shares outstanding of the Borrower at the time of this Agreement. Should Borrower repay the Loan, plus any accrued interest, on or before November 10, 2017 (the “Determination Date”), Warrant B-4 shall be reduced to Thirteen and Eighty-Five one-hundredths percent (13.85%) of the fully-diluted shares outstanding, as detailed in Warrant B-4. Warrant B-4 shall replace and supersede the previously issued Warrants B-2 and B-3 to the Lender and thereby render Warrants B-2 and B-3 null and void. Warrant B-4 is attached as Exhibit C.

1.7 Additional Warrants. As additional consideration for the Loan, Lender will be issued additional cash-pay warrants (Warrant C-1, C-2, C-3, and C-4), attached as Exhibit D. Should Borrower repay the Loan, plus any accrued interest, on or before the Determination Date, Warrant C-3 and Warrant C-4 shall be cancelled, as detailed in Warrant C-3 and Warrant C-4.

2. REPRESENTATIONS AND COVENANTS

2.1 General. The Borrower and Related Party represent and warrant to the Lender that each statement made in this Agreement and in any other document provided to the Lender in connection with the Loan is true, complete and accurate in all material respects. The Borrower and Related Party will strictly observe and perform each of the covenants and obligations set out herein except to the extent that the Lender may from time to time in its absolute discretion, by prior written notice or consent, waive such compliance.

2.2 Authority. The Borrower and Related Party represent and warrant to the Lender that they have good right, full power and lawful authority to enter into this Agreement and to incur the obligations provided for herein, and all necessary resolutions have been passed and all other necessary steps have been taken to authorize the execution and delivery of this Agreement.

2.3 Financial and Business Information. The Borrower will from time to time promptly deliver to the Lender all information reasonably requested by the Lender relating to their financial or business affairs, including but not limited to financial statements, net worth statements or cash flow statements. The Borrower consents to the Lender conducting such credit inquiries as the Lender may deem appropriate without further notice to the Borrower.

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2.4 Prepayment. The Borrower may prepay the whole or any portion of the outstanding balance of the Loan at any time and from time to time without any prepayment penalty or premium. Any prepayment shall first be applied to accrued but unpaid interest and thereafter applied to the unpaid Loan.

2.5 Expenses. The Borrower will, on demand by the Lender, pay all charges and expenses, including all legal costs of a solicitor or lawyer and his own client basis, which may be incurred or charged by the Lender in connection with exercising and enforcing any rights, remedies or powers under this Agreement or otherwise in relation to the loan contemplated hereby. The Borrower shall pay all fees and expenses incurred by the Lender in connection with this Agreement and the transactions contemplated hereby

2.6 Use of Funds. The Borrower shall use the Loan solely to fund operating capital.

3. GRANT OF SECURITY

3.1 Grant of Security Interest. Borrower and Related Party hereby grant Lender, to secure the payment and performance in full of all of the obligations hereunder, a continuing security interest in, and pledge to Lender, all assets of Quest Energy Inc. and its subsidiaries (the “Collateral”), see Exhibit B, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

3.2 Priority of Security Interest. Borrower and Related Party represent, warrant, and covenant that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. If Borrower or Related Party acquire a commercial tort claim, Borrower or Related Party shall promptly notify Lender in a writing signed by Borrower or Related Party of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender. If this Agreement is terminated, the Lender’s lien in the Collateral shall continue until the obligations hereunder are repaid in full. Upon payment in full of such obligations the Lender shall promptly, at Borrower’s or Related Party’s sole cost and expense, release its liens in the Collateral and all rights therein shall revert to Borrower or Related Party.

3.3 Financing Statements. Borrower and Related Party hereby authorize the Lender to, or upon request from Lender the Borrower and Related Party will, file financing statements with all appropriate jurisdictions to perfect or protect the Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral in violation of this Agreement, by either Borrower, Related Party or any other person, shall be deemed to violate the rights of the Lender. Lender shall provide Borrower with a copy of all financing statements filed, indicating the jurisdiction and date of filing, promptly after each such filing, provided that failure of the Lender to provide Borrower with such copies or other information shall not impair the validity or priority of any financing statement or impair or restrict any of the rights and remedies of the Lender under this Agreement.

4. RIGHTS, REMEDIES, AND DISCLAIMERS

4.1 General. The occurrence of any of the following events will constitute an event of default (an “Event of Default”):

(a)	the Borrower or Related Party fails to observe or perform any covenant, agreement, condition or obligation in favour of the Lender, whether or not contained herein, including a failure to pay the Loan or any payment of interest when due, which failure is not cured within 10 business days after Lender sends written notice thereof to Borrower;

(b)	any representation, warranty or statement made by or on behalf of the Borrower or Related Party to the Lender, herein contained, proves to have been materially incorrect as of the date made;

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(c)	the Borrower or Related Party ceases or threatens to cease to carry on business or any material part thereof, or commit or threaten to commit an act of bankruptcy;

(d)	the Borrower or Related Party becomes insolvent, or file a proposal, a notice of intention to file a proposal, or an assignment for the benefit of creditors under applicable bankruptcy or similar legislation, or a petition is filed, an order is made, a resolution is passed, or any other step is taken for the bankruptcy, liquidation, dissolution, winding-up or reorganization of the Borrower or Related Party, or for any arrangement or composition of the debts of the Borrower; or

(e)	the Borrower or Related Party borrows any money from any other lender without the written permission of Lender.

4.2 Acceleration. Upon the occurrence of an Event of Default all of the Loan and any accrued but unpaid interest and any other amounts payable hereunder shall be immediately due and payable.

4.3 Realization. For 10 business days after an Event of Default, the Borrower is allowed to cure the default or repay the Loan and all accrued interest (the “Cure Period”). Without restricting the foregoing, upon expiration of the Cure Period, the Lender may exercise upon any security held by it and may sell, transfer or otherwise dispose of the Collateral by private sale or auction as determined by the Lender in its discretion. The Borrower will assist the Lender in any manner required by the Lender with the foregoing and the realization of the assets held as security. Any proceeds received from any such sale or disposition shall be applied by the Lender to amounts payable hereunder in such manner as it may deem appropriate, in its discretion. The Borrower shall remain liable for any remaining balance of amounts payable after application of such sale proceeds against the amounts payable hereunder. Assets may only be sold until the Loan plus all accrued interest are repaid in full and any excess assets shall be returned to Borrower.

4.4 Waiver. The Lender may from time to time waive in whole or in part any right, remedy, breach or default under any provision of this Agreement, but any such waiver on any particular occasion will not be deemed to be a waiver of any such right, remedy, breach or default thereafter or of any other right, remedy, breach or default. No waiver will be effective unless in writing and executed by the Lender and without limitation, no failure to exercise or delay in exercising any right or remedy of the Lender will operate as a waiver of such right or remedy.

5. OTHER AGREEMENTS

5.1 Place and Time of Payments. All payments to be made by the Borrower to the Lender hereunder, including the payments of interest shall be made to the Lender at the address set out on page 1 of this Agreement or at such other address as may be designated by the Lender from time to time.

5.2 Presentment and Other Notices. The Borrower waives demand, presentment, protest, notice of non-payment, notice of protest, notice of intention to accelerate and notice of acceleration.

5.3 Obligations Absolute. The obligation of the Borrower to pay, observe, perform and satisfy their obligations hereunder is absolute and unconditional and will not be affected by any circumstance, including any set- off, claim, counterclaim, defense or other right which the Borrower now or hereafter have against the Lender or anyone else for any reason whatsoever.

5.4 No Merger. Neither this Agreement nor the agreements set out herein will merge or discharge any of the Borrower’s obligations or any instrument by which the same may be evidenced.

5.5 Judgements. The taking of a judgment against the Borrower on any of the agreements herein contained will not operate as a merger of those agreements or affect the Lender’s right to recover the Loan together with interest at the rates payable thereon if the Loan is not paid when due.

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5.6 Time. Time is of the essence of this Agreement.

5.7 Amendment. This Agreement may only be amended by a document executed by all parties to this Agreement.

5.8 Assignment. The Borrower or Related Party may not assign this Agreement. Upon notice to Borrower and Related Party, the Lender may assign its rights under this Agreement, including its right to repayment of the Loan or of any interest thereon, in whole or in part, to an affiliate of the Lender.

5.9 Communication. No notice, consent or other communication in connection herewith will be effective unless it is in writing and is executed by the party giving the same. Any such communication may be given by delivery, mail or fax or other method of electronic transmission to the address for the intended party set out on the first page hereof, or a corresponding fax number, or such other address or fax number or electronic transmission address as the intended party may have given notice of. Any such communication given by mail will be deemed to have been given on the earlier of the date of actual receipt or, except when postal services are not functioning, on the fourth business day after the date of mailing. Any such communication given by delivery or fax or other means of electronic transmission will be deemed to have been given on the next business day following the date of delivery or transmission.

5.10 Release of Agreement. The Borrower and Related Party will be entitled to a written release of this Agreement upon full payment, observance, performance and satisfaction of all of their obligations hereunder. No release or acknowledgement of satisfaction of this Agreement will be effective unless in writing and executed by the Lender.

5.11 Integration. This Agreement contains the entire understanding and agreement of the parties with regard to Lender’s investment in the Borrower and the Related Party and it supersedes all prior agreements, arrangements, assurances, guarantees, and understandings between the Lender, the Borrower, the Related Party, and its officers.

6. INTERPRETATION

6.1 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of law provisions of the State of Indiana, or of any other state.

6.2 Jurisdiction and Venue. Lender, Borrower and Related Party irrevocably consent to the exclusive jurisdiction of, and venue in, the courts in British Columbia, Canada, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein.

6.3 Waiver of Jury Trial. To the fullest extent permitted by applicable law, Lender, Borrower and Related Party waive their right to a jury trial of any claim or cause of action arising out of or based upon this Agreement or any contemplated transaction, including contract, tort, breach of duty and all other claims. This waiver is a material inducement for all parties to enter into this Agreement

6.4 Joint and Several Obligations. In the event that the Borrower comprise more than one person, the covenants, obligations, and liabilities of the Borrower hereunder shall be the joint and several covenants, obligations and liabilities of each of the parties named herein and comprising the Borrower and this Agreement shall be jointly and severally binding upon each of the persons comprising the Borrower.

6.5 Successors. This Agreement will inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns.

6.6 Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the remaining provisions or the remainder of the impugned provision.

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6.7 Currency. All references for dollar amounts in this Agreement are in United States of America currency.

6.8 Number and Gender. Unless the context otherwise requires, words importing the singular will include the plural and vice versa, and words importing gender will include all genders.

6.9 Headings. Headings have been inserted for convenience of reference only and are not to affect interpretation.

6.10 Entire Agreement/Conflicting Terms. The Lender has not made any representation or agreement or undertaken any obligation in connection with the subject matter of this Agreement other than as specifically set out herein and in any other document executed by the Lender.

6.11 Execution in Counterpart and Electronic Delivery. This Agreement may be executed in counterparts and delivered by fax or other means of electronic transmission of documents.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

AMERICAN RESOURCES CORPORATION

By: _______________________________

Name: ______________________________

Title: ______________________________

GOLDEN PROPERTIES LTD.

By: _______________________________

Name: ______________________________

Title: ______________________________

QUEST ENERGY INC.

By: _______________________________

Name: ______________________________

Title: ______________________________

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Exhibit A:

Date of Issuance

$____________________________	October , 2017

FOR VALUE RECEIVED, AMERICAN RESOURCES CORPORATION, an Indiana company (the “Company”), hereby promises to pay to Golden Properties Ltd. (the “Lender”), the principal sum of __________________ dollars ($________________), together with interest thereon from the date of this Note. Interest shall accrue at a rate set forth in that certain Loan and Security Agreement dated as of October 4, 2017 by and between the Company and the Lender (the “Loan and Security Agreement”). The principal and unpaid accrued interest shall be due and payable by the Company on the Maturity Date as further described in the Loan and Security Agreement. This Note is issued under the Loan and Security Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Loan and Security Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. The Company may prepay the whole or any portion of the outstanding balance of this Note at any time and from time to time without any prepayment penalty or premium. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. Notwithstanding any other provision of this Note, the Lender does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to the Company or credited to reduce the outstanding balance of the Loan hereunder.

2. Security. This Note is secured under the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

3. Priority. This Note shall be senior in all respects (including right of payment) to all other indebtedness of the Company, now existing or hereafter.

4. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Loan and Security Agreement.

5. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Lender.

6. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise (“Costs”). The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

7. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of law provisions of the State of Indiana, or of any other state.

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8. Jurisdiction and Venue. Lender, Company and Related Party irrevocably consent to the exclusive jurisdiction of, and venue in, the courts in British Columbia, Canada, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein.

9. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Secured Senior Promissory Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Secured Senior Promissory Note primarily for the operations of its business, and not for any personal, family or household purpose.

AMERICAN RESOURCES CORPORATION

By: _______________________________

Name: ______________________________

Title: ______________________________

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Exhibit B:

Description of Collateral

The Collateral consists of all Quest Energy Inc.’s and its subsidiaries’ right, title and interest in and to all the assets and available equipment of Quest Energy Inc. and its subsidiaries, as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

For purposes hereof, the defined term of “Code” shall be the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Indiana; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

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Exhibit C:

Warrant B-4

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Exhibit D:

Warrants C-1, C-2, C-3, and C-4

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